File Number: 333-122053

     As filed with the Securities and Exchange Commission on June 17, 2005.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           OCEAN LIFE SCIENCES I, INC.
                 (Name of small business issuer in its charter)

      Delaware                       6770                        75-3149583
(State or jurisdiction        (Primary Standard               (I.R.S. Employer
   of incorporation               Industrial                  Identification
   or organization)       Classification Code Number)              Number)

                            10990 Wilshire Boulevard
                                   Suite 1410
                              Los Angeles, CA 90024
                                  310-696-0333
        -----------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                       Same as principal executive offices
        -----------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                                  Peter Derycz
                         c/o Ocean Life Sciences I, Inc.
                              6363 Sunset Boulevard
                                   Fifth Floor
                               Hollywood, CA 90028
                                  323-769-2843
        -----------------------------------------------------------------
           (Name, address, and telephone number of agent for service)

                                   Copies to:
                              Feldman Weinstein LLP
                              420 Lexington Avenue
                                    Suite 420
                               New York, NY 10170
                          Attn: David N. Feldman, Esq.
                            Facsimile: (212) 997-4242

         Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         Calculation of Registration Fee

----------------------- -------------------- --------------------- -------------------- ---------------------
 Title of each class       Amount to be        Proposed maximum     Proposed maximum         Amount of
 of securities to be        registered        offering price per   aggregate offering     registration fee
      registered                                     unit                 price
----------------------- -------------------- --------------------- -------------------- ---------------------
Common Stock,               50,000                 $1.00                 $50,000              $5.89
par
value $.0001 per share
----------------------- -------------------- --------------------- -------------------- ---------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         Cross Reference Sheet
                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2

Part I.   Information Required in Prospectus

Item No.           Required Item                                      Location or Caption
1.                 Front of Registration Statement and Outside        Front of Registration Statement and
                   Front Cover of Prospectus                          Outside Front Cover of Prospectus
2.                 Inside Front and Outside Back Cover Pages of       Inside Front and Outside Back Cover
                   Prospectus                                         Pages of  Prospectus
3.                 Summary Information and Risk Factors               Prospectus Summary; Risk Factors
4.                 Use of Proceeds                                    Use of Proceeds
5.                 Determination of Offering Price                    Proposed Business - Determination of
                                                                      Offering Price; Market for Our
                                                                      Common Stock
6.                 Dilution                                           Dilution
7.                 Selling Security Holders                           Not Applicable
8.                 Plan of Distribution                               Plan of Distribution
9.                 Legal Proceedings                                  Legal Proceedings
10.                Directors, Executive Officers, Promoters and       Management
                   Control Persons
11.                Security Ownership of Certain Beneficial Owners    Principal Stockholders
                   and Management
12.                Description of Securities                          Description of Securities
13.                Interest in Named Experts and Counsel              Experts
14.                Disclosure of Commission Position on               Statement as to Indemnification
                   Indemnification for Securities Act
                   Liabilities
15.                Organization Within Last Five Years                Management; Certain Transactions
16.                Description of Business                            Proposed Business
17.                Management's Discussion and Analysis or Plan of    Proposed Business - Plan of Operation
                   Operation
18.                Description of Property                            Proposed Business - Facilities
19.                Certain Relationships and Related Transactions     Certain Transactions
20.                Market for Common Equity and Related Stockholder   Prospectus Summary; Market for Our Common
                   Matters                                            Stock; Risk Factors
21.                Executive Compensation                             Management - Remuneration
22.                Financial Statements                               Financial Statements
23.                Changes in and Disagreements with Accountants on   Not Applicable
                   Accounting and Financial Disclosure
24.                Indemnification of Directors and Officers          Statement as to Indemnification
25.                Other Expenses of Issuance and Distribution        Part II - Expenses of Issuance
                                                                      and Distribution
26.                Recent Sales of Unregistered Securities            Recent Sales of Unregistered Securities

                   Subject to Completion, Dated June 17, 2005

                                   PROSPECTUS

                             Initial Public Offering

                           OCEAN LIFE SCIENCES I, INC.
                            (A Delaware Corporation)
                          50,000 Shares of Common Stock
                                 $1.00 per Share

         Ocean Life Sciences I, Inc. offers for sale 50,000 shares of common stock at a purchase price of $1.00 per share. We are selling the shares on a "best efforts, all or none" basis for a period of 90 days from the date of the prospectus. We will not use an underwriter or securities dealer. This is our initial public offering, and prior to the offering, no public market has existed in our securities. There is no minimum purchase requirement for this offering.


         Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         These securities are highly speculative, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. See "Risk Factors" commencing on page 4 for special risks concerning us and the offering.


           Price to Public  Underwriting Discounts and  Proceeds to the Company
                            Commissions
Per Share  $1.00            $  0                        $1.00
Total      $50,000          $  0                        $50,000


                  The date of this prospectus is June 17, 2005.


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This preliminary prospectus is not an offer to sell these securities and nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

                                                                         Page

PROSPECTUS SUMMARY........................................................1
LIMITED STATE REGISTRATION................................................3
SUMMARY FINANCIAL INFORMATION.............................................3
RISK FACTORS..............................................................4
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 DEPOSIT OF
 OFFERING PROCEEDS AND SECURITIES........................................13
DILUTION.................................................................16
USE OF PROCEEDS..........................................................16
CAPITALIZATION...........................................................18
FORWARD LOOKING STATEMENTS...............................................19
PROPOSED BUSINESS........................................................19
MANAGEMENT...............................................................26
STATEMENT AS TO INDEMNIFICATION..........................................30
MARKET FOR OUR COMMON STOCK..............................................30
SHARES ELIGIBLE FOR FUTURE SALE..........................................32
CERTAIN TRANSACTIONS.....................................................32
PRINCIPAL STOCKHOLDERS...................................................32
DESCRIPTION OF SECURITIES................................................33
PLAN OF DISTRIBUTION.....................................................35
WHERE YOU CAN FIND MORE INFORMATION......................................37
LEGAL PROCEEDINGS........................................................38
EXPERTS..................................................................38
FINANCIAL STATEMENTS.....................................................39

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in the distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

                           Ocean Life Sciences I, Inc.
                               -------------------

         We were organized under the laws of the State of Delaware on January 8, 2004, to pursue a merger, acquisition or other business combination with an operating business.

         We are making this offering in compliance with Rule 419 of Regulation C to the Securities Act of 1933, as amended. Pursuant to Rule 419, the proceeds of this offering, as well as the securities purchased, will be placed in an escrow account. None of the securities, and only 10% of the proceeds received from this offering, may be removed from escrow until a business combination has been negotiated and our stockholders have reconfirmed the offering and approved the terms and conditions of the business combination. It is our intention to register the offering under the New York General Business Law. Our officers, directors, current stockholders and any of their affiliates or associates will not purchase any securities in this offering.

         Since our organization, our activities have been limited to the initial sale of shares of our common stock in connection with our organization and the preparation of the registration statement and the prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering.

We maintain our office at 10990 Wilshire Boulevard, Suite 1410, Los Angeles, CA 90024. Our telephone number is (310) 696-0333.

                         Principal Terms of the Offering
                         -------------------------------

o        Shares offered...........................................50,000 shares

o        Common Stock outstanding prior to the offering.......25,000,000 shares

o        Common Stock to be outstanding after the offering....25,050,000 shares

o        Price per share..................................................$1.00

     Use of Proceeds

         Funds representing the subscription price of the 50,000 shares offered hereby and purchased by subscribers will be held in a separate non-interest bearing escrow account until the completion of the "best efforts, all or none" offering. If a closing with respect to the offering is not successfully completed within 90 days after the date of this prospectus, the funds in the non-interest bearing escrow account will be returned to the subscribers, without interest. If the offering is successfully completed, the escrow account will commence bearing interest on the funds, at a rate to be determined by the bank holding such escrow account, and Ocean Life Sciences I shall deposit stock certificates representing the 50,000 shares sold in the offering into the escrow account. Upon the deposit of the stock certificates, the escrow agent will release to Ocean Life Sciences I 10% of the funds held in the account. Once we receive and accept all subscriptions, Ocean Life Sciences I has 18 months following the date of this prospectus to consummate a business combination with another entity. If it fails to consummate such a combination within the 18-month period, it will return the remaining funds to the investors, plus interest. Each investor will have an opportunity to respond to a reconfirmation offer given when such a combination is anticipated, included in a post-effective amendment to this registration statement, to reconfirm its interest in the offering and approve the potential business combination or have its funds returned, plus interest. After the escrow agent receives a signed representation from Ocean Life Sciences I that it has consummated a business merger or acquisition in accordance with the requirements of Rule 419 and the states being offered, the funds in the escrow account will be released to Ocean Life Sciences I. We may also choose to return all remaining funds to investors, plus interest, at any time after twelve (12) months after the date of this prospectus, if we fail to consummate an acquisition. Based upon their professional experience, our management believes it would be very difficult to complete an acquisition within eighteen (18) months from the date of this prospectus if a candidate is not identified within twelve (12) months after the date of this prospectus due to the amount of time and resources that would be required to (i) locate a candidate, (ii) negotiate and enter into a definitive agreement, (iii) prepare and file a post-effective amendment to this registration statement,
     (iv) address any comments the staff of the Commission may have to a post-effective amendment and (v) print and mail the post-effective amendment. Management will promptly notify investors if it determines to return the funds investors, plus interest to them after twelve (12) months from the date of this prospectus.


                 Offering Conducted in Compliance with Rule 419
                 ----------------------------------------------

         We are, based on proposed business activities, a "blank check" company. The Commission defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Our sole business purpose is to merge with, or acquire or otherwise combine with a presently unidentified company or business. Consequently, the offering is being conducted in compliance with Rule 419 as follows:

      o The securities purchased by investors and the funds received in the offering will be deposited and held in an escrow account until an acquisition is completed, except for 10% of the funds which will be disbursed to us for expenses.

      o Before the acquisition can be completed and before the remainder of the investors' funds can be released to us and certificates representing the securities sold in the offering can be released to the investors, we are required to update the registration statement with a post-effective amendment. Within five days after the effective date of the post-effective amendment, we are required to furnish investors with a prospectus.

      o The prospectus, which is part of the post-effective amendment, will contain a reconfirmation of the offering and information regarding the acquisition candidate and its business, including the terms and conditions of the acquisition and audited financial statements of the acquisition candidate.

      o Investors will have no less than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm in writing their investment and remain an investor or, alternately, to require the return of their funds, plus interest, from escrow.

      o Investors not making a decision within 45 business days will automatically have their escrowed funds returned, plus interest.

      o If we do not complete an acquisition meeting our specified criteria within 18 months of the date of this prospectus, all of the funds in the escrow account will be returned to investors, plus interest.

      o Thus, if the offering period extends to its 90-day limit, we will have only 15 months in which to consummate a merger or acquisition.

                           LIMITED STATE REGISTRATION

         We currently intend to register our securities for sale only in New York, although we are considering registering the shares for offer and sale in other states. The Company intends to file an Issuer Statement, analogous to registering as a dealer, with the New York Department of Law under Article 23A of the New York General Business Law prior to commencing offers and sales of the shares to the public in New York. In connection with such registration, the Company will file with the Secretary of State of New York a State Notice and Further State Notice. Each is deemed effective when filed.

                          SUMMARY FINANCIAL INFORMATION

         The table below contains certain summary historical financial data. The historical financial data for the period ended March 31, 2005, has been derived from our audited financial statements which are contained in this prospectus. The summary information in this table should be read in conjunction with those financial statements and notes, and other financial information included in this prospectus.

         Upon the sale of all the shares in the offering, we will receive funds of $50,000, all of which must be deposited in an escrow account. Pursuant to Rule 419, we may withdraw $5,000 from escrow and use those funds as working capital and to seek a target company. Our management intends to request release of these funds from escrow.

                            From January 8, 2004 to  From January 8, 2004
                            March 31, 2005           (inception) to December 31,
                            (unaudited)              2004

Statement of Income Data:

Net Sales                   $ 0.00                   $ 0.00
Net Loss                    $16,014                  $13,109
Net Loss Per Share          $0.00                    $0.00

Shares Outstanding          25,000,000               25,000,000


                            As of March 31, 2005     As of December 31, 2004
                            (unaudited)

Balance Sheet Data:

Working Capital             $28,986                  $31,891
Total Assets                $30,415                  $37,671
Long-Term Debt              $0.00                    $0.00
Total Liabilities           $1,429                   $5,780
Common Stock, $.0001 par    $2,500                   $2,500
value per share
Additional Paid-in Capital  $42,500                  $42,500
Deficit accumulated during  $16,014                  $13,109
development stage
Total Stockholder's Equity  $28,986                  $31,891

(1) Assumes receipt of proceeds of $50,000 and payment of a portion of the total costs of the offering in the amount of $10,920, of which $5,920 is to be paid from Ocean Life Science's treasury and $5,000 is to be paid from the proceeds of the offering. Total costs of the offering are estimated to be $40,000. The remaining $29,080 of costs of the offering will be advanced by management or deferred pending consummation of a business combination and is included in total liabilities. Also assumes remaining $45,000 of restricted cash from the offering is a current asset.


                                  RISK FACTORS

         The securities we are offering are highly speculative in nature and involve an extremely high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. All material risks are discussed below and elsewhere in this registration statement.

There may be conflicts of interest between our management and our non-management shareholders.

         Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors.

         A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Present stockholders will own nearly ninety-nine percent (99%) of our outstanding common stock after the offering is completed and would therefore continue to retain control. Peter Derycz our President and a director, owns a total of 16,666,667 shares comprising approximately 66.666% of the outstanding shares before the offering and 66.533% after the offering. Scott Mac Caughern, our Secretary and a director, owns a total of 8,333,333 shares comprising approximately 33.333% of the outstanding shares before the offering and 33.332% after the offering. Further, management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

Our business is difficult to evaluate because we have no operating history.

         As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination. We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

Rule 419 requires the deposit of the securities and proceeds of the offering in an escrow account, which affects the liquidity of the escrowed securities.

         Escrowed securities can only be transferred under limited circumstances, resulting in little or no liquidity for your investment for a substantial period of time. No transfer or other disposition of the escrowed securities sold in this offering is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 7 of the Employee Retirement Income Security Act of 1974, or the related rules. Under Rule 15g-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in a Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required while the securities are in the Rule 419 escrow. As a result, you will have little or no liquidity for your investment for a substantial period of time, and may therefore be unable to invest your funds in alternative investments. Depending upon how soon a business combination could be consummated, you will have no right to the return of or the use of your funds or the securities purchased for a period of up to 18 months from the date of this prospectus. You will be offered the return of your funds only under the circumstances set forth in Rule 419.

Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

         The nature of our operations are highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criteria. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

         We have no existing agreement for a business combination or other transaction, and you may lose some of your investment if we cannot complete such a transaction. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations. If we are unable to make such an investment, it is unlikely that you will make a substantial return on your investment in Ocean Life Sciences I since your only return would be the interest accrued on the funds while in the escrow account, and your funds could be returned to you with some loss of capital due to $5,000 paid to Ocean Life Sciences I for expenses associated with this offering.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

         While seeking a business combination, management anticipates devoting no more than five to ten hours per week and no more than 20 hours to the Company's affairs in total. Notwithstanding this, our management intends to devote enough time to our affairs to discharge their fiduciary duties. None of our officers has entered into a written employment agreement with us and none is expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

         Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

         Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission (the "SEC" or "Commission") as to our status under the Investment Company Act and, consequently, violation of the Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

         If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, which may make it difficult for you to exit from your investment.

         There may be an absence of a trading market, which would eliminate or adversely impact your ability to sell your shares. There currently is no trading market for our stock. You will not be permitted to sell, or except in very limited circumstances, otherwise transfer your shares while they are in escrow, and a trading market may not develop. Additionally, the offering price may not reflect the market price of our shares after the offering. The absence of a trading market could make it more difficult or impossible for you to find a buyer to purchase your shares and exit from your investment in Ocean Life Sciences I.

We may be subject to certain tax consequences in our business, which may increase our costs of doing business.

         We may not be able to structure our acquisition to result in tax-free treatment for the companies or their shareholders, which could deter third parties from entering into certain business combinations with us or result in your being taxed on consideration received in a transaction. For example, if we enter into a business combination that does not qualify as a tax free reorganization and stockholders of our company receive equity securities of another company in the transaction, you may be taxed on the equity securities you receive. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both Ocean Life Sciences I and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

The availability of our shares for sale could adversely affect our share price as there is a risk our promoters or affiliates could sell a sufficient volume of shares to lower the share price.

         The 25,000,000 shares of our common stock presently issued and outstanding as of the date hereof are held by our promoters or affiliates, are "restricted securities" as that term is defined under the Securities Act and in the future may be sold pursuant to a registration statement filed under the Securities Act. It should be noted that these shares may not be sold by these promoters or affiliates, or their transferees, pursuant to Rule 144 of the Securities Act. This is true for any such sale either before or after a business combination with an operating company or other person, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the registration requirements of the Securities Act. Therefore, these promoters or affiliates, or their exemptions to the transferees, can only resell the shares they hold as of the date hereof through a registration statement filed under the Securities Act. Investors should be aware that there is a risk that such sales pursuant to a registration statement filed under the Securities Act would have a depressive effect on the market price of our securities in any market which may develop for such securities. If our promoters or affiliates did not hold these shares, there would not be the same risk of a depressive effect on the price of the shares you hold.

We have arbitrarily determined the offering price of the securities offered hereby.

         The offering price has been arbitrarily determined and you run the risk of paying an amount in excess of what you will ultimately receive. The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. You are therefore bearing the risk that you are paying more for our shares than our shares are objectively worth or are valued by the public markets. This could result in an insufficient return, or even a loss, on your investment even if we successfully consummate a business combination.

Our initial stockholders will retain significant control after the offering, and you may be unable to meaningfully influence the course of action of Ocean Life Sciences I.

         If the offering is sold, our current stockholders will own nearly ninety-nine percent (99%) of our common stock and will be able to control substantially all matters requiring stockholder approval, including the election of directors and approval or rejection of significant corporate transactions. There is a risk that you will be unable meaningfully to influence the course of action followed by Ocean Life Sciences I even if you communicate with our other stockholders. There is also a risk that the holders of the control block of shares will pursue an agenda which is beneficial to themselves at the expense of minority stockholders.

There are no restrictions under Rule 419 on the transfer of shares of our common stock by our initial stockholders, but shares purchased under this prospectus will be subject to the restrictions of Rule 419.

         While the shares of common stock offered hereby will have significant prohibitions on their transfer following the completion of the offering under

Rule 419, the shares of common stock owned by our initial stockholders do not and will not be subject to the restrictions of Rule 419. However, all shares of common stock owned by our initial stockholders are "restricted securities" and can only be sold pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from those registration requirements in private transactions. Our initial stockholders do not have any present agreements or understandings to sell any of their shares to any third party, although they may enter into agreements or understandings to do so in the future. Any third party transferee that obtains a majority of our outstanding common stock will thus have substantial influence over our management and affairs and our other stockholders would possess little or no practical ability to remove management or effect our operations.

We intend to enter into only one business combination and investors will take the risk of the quality of the new management and of possible uncertainties and fluctuations in the target company's industry.

         Upon the successful acquisition of an operating business, we will, in all likelihood, be required to issue our common stock in the business combination transaction so that the owners of the acquired business would own a majority of our common stock. Thus, we do not believe that we will be able to negotiate more than one business combination. Our lack of diversification will subject us to the quality of the new management and to economic fluctuation within a particular industry in which the target company conducts business.

We currently intend to register our securities for sale only in New York, which may limit our ability to complete our "best efforts, all or none basis" offering.

         Since we are only registering our securities for sale in New York, we will only be able to sell our common stock to investors in New York, which may affect our ability to complete our "best efforts, all or none" offering.

There will be a limited market in which to offer the common stock, which may limit your ability to sell our common stock if we successfully complete a business combination.

         We intend to register the common stock offering initially only in New York State which creates a risk that you will be unable to sell your shares because of insufficient buyers. The initial market for the common stock following a business combination may be limited. Therefore, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in Ocean Life Sciences I. There is also a risk that a lack of potential buyers will result in your receiving a low price for your shares upon their sale.

Reimbursement of any expenses paid by management and payment to finders of finders' fees may be a criterion in the selection process of an acquisition candidate, and as such there is a risk that these criteria may influence the selection of a business combination candidate to the detriment of our stockholders.

         Although pursuant to an oral agreement with management, they are not entitled to seek or receive any finders' fee or consultant fee in connection with a business combination, they are not prohibited from seeking reimbursement from the acquisition target company of amounts advanced to Ocean Life Sciences I prior to the closing of the acquisition. Management has not identified any finders that it may engage to assist in identifying a business combination candidate. Further, management does not have any arrangements, agreements or understandings with any finders. It is our policy that management cannot participate or receive any fee from us or any finder we may engage for acting as or otherwise assisting a finder in connection with a business combination entered into by us. Finders we use to locate potential acquisition candidates will likely seek an agreement as to their finders fee with any candidate they deem suitable for presentation to us, and the amount of such fee will be a product of negotiation between us, the business combination candidate and the finder, and will be described in the post-effective amendment we will file relating to the proposed business combination, which post-effective amendment will include any related agreement as an exhibit. We do not presently contemplate engaging any consultant, advisor or finder on a retainer basis. The criteria our management will use when determining whether or not to engage any consultants or advisors will include their experience, reputation and compensation to be paid. The right of management to seek reimbursement and finders to seek finders' fees may result in a risk that acquisition candidates would be selected on the basis of their willingness to pay such fees and expenses, and not on the sole basis of maximizing return to stockholders.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

        Our certificate of incorporation authorizes the issuance of a maximum of 100,000,000 shares of common stock, $.0001 par value. Any merger or acquisition effected by us may result in the issuance of additional securities without shareholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing shareholders.

We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

        We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders.

Our offering is significantly regulated by Rule 419 of Regulation C under the Securities Act, which will significantly increase our time and costs of doing business.

        Rule 419 of Regulation C under the Securities Act generally requires:

o the deposit of the securities and proceeds of our offering in an escrow account, and that the investors may not have access to their securities and funds for up to 18 months from the date of the prospectus;
o that if the money is returned to the investors they will receive interest on their funds; and
o that if investors owning shares of common stock purchased with funds representing at least 80% of the maximum offering proceeds do not reconfirm their investment, the business combination may not be closed and the investors will not be issued their securities.

         In a best efforts distribution of securities conducted in which payment will not be made to the issuer until some further event or contingency occurs, Rule 15c2-4 under the Exchange Act requires that a broker-dealer participant be obligated to either segregate funds received in a separate bank account, as agent or trustee, or to deposit promptly such funds with a bank pursuant to a written escrow agreement, pending the occurrence of the contingency. Broker-dealers that do not carry customer accounts or that are affiliated with the issuer must deposit offering funds in an escrow account established at a bank.

         In contingency offerings, Rule 419 provisions relating to the release of funds and Exchange Act Rule 10b-9 obligations will apply. Rule 10b-9 prohibits as a "manipulative or deceptive device or contrivance" under Section 10(b) of the Exchange Act any representations that a security is being offered on an "all or none" or "part or none" basis, unless prompt refunds are made to purchasers if the represented number of securities is not sold at the specified price within the specified time and the total amount due the seller is not received by the seller by the specified date. Also, Rule 15c2-4 does not permit the payment of underwriting commissions or disbursal of deposited funds to us until the specified contingency is satisfied. With respect to a blank check offering subject to both Rule 419 and Rule 15c2-4, the requirements of Rule 15c2-4 are applicable only until the conditions of the offering governed by that Rule are met, for example, reaching the minimum in a part-or-none offering, such as our offering. Upon satisfaction of these conditions, Rule 419 continues to govern the use of offering proceeds.

         Just as with Rule 15c2-4, for blank check offerings subject to both Rule 419 and Rule 10b-9, the requirements of Rule 10b-9 apply until the conditions of the offering governed by that Rule are met, for example, reaching the minimum in a part-or-none offering. Upon satisfaction of Rule 10b-9, the provisions of Rule 419 will continue to govern. Since we are a blank check company filing our initial registration statement for a contingent offering subject to Rule 10b-9, the provisions of the Rule apply only until the conditions subject to that Rule are met, but after satisfaction of such conditions an investor is not guaranteed a return of proceeds even if, as a result of investor refund requests under 419, the Rule 10b-9 conditions would no longer be met.

         Our ability to operate as a going concern is dependent upon the completion of this offering and the closing of a business opportunity, such as the merger with or acquisition of an operating business. If we receive less than all of the minimum proceeds as a result of later refunds under Rule 419, we may be materially adversely affected to the extent that we may not be able to implement the business plan of our business opportunity and we may, otherwise, be undercapitalized such that we may not have enough capital to implement and maintain our business operations.

        These requirements will significantly increase our time and costs of doing business, which may also have a material adverse effect on us.

If we are unable to identify a suitable business opportunity within 12 months following the date of this prospectus, we may choose to return funds to investors at that time, rather than after 18 months as permitted by Rule 419.

      If we are unable to complete a business combination within 18 months from the date of this prospectus, Rule 419 requires that we return escrow funds to our investors. However, we may decide to return investors' funds if we are unable to identify a suitable business opportunity within 12 months following the date of this prospectus. This could reduce the time in which management can complete a transaction, reducing the potential return on investment of a purchaser of shares in this offering.

We may need additional capital to fund our operations and finance our growth beyond the initial 18 months operating period and we may not be able to obtain it on terms acceptable to us or at all.

      Our management intends to fund our operations and other capital needs, which are anticipated to be minor, for the next 18 months until such time as the closing of a business opportunity, such as a merger or acquisition. Any additional funds required during the 18 months prior to consummation of a merger or acquisition are expected to be supplied by our management. Our plan of operation following the effective date of this offering encompasses a merger with or acquisition of an operating business, but we will not know what our cash requirements will be until we close such merger or acquisition. We, assuming we are the surviving entity in a merger or acquisition transaction, will not use any of the proceeds of this offering unless and until we close this offering and close a business opportunity. We have made no arrangements to obtain future additional financing beyond this 12 to 18 month period, if required, and there can be no assurance that such financing will be available, or that it will be available on terms acceptable to us.

Purchase of our securities involves suitability standards, which may limit your ability to participate in our offering.

      Purchase of our securities offered hereby is suitable only for accredited investors who have no need for liquidity in this investment and who have adequate means of providing for their annual needs and contingencies. Accordingly, our securities offered hereby will not be sold to a prospective accredited investor, as defined in Rule 501 of Regulation D, unless such investor: (i) has a net worth (inclusive of homes, personal property and automobiles) of at least $500,000, or (ii) has during the last two years, and expects to have during the current year, gross income from any source of at least $150,000.

This prospectus contains forward-looking statements and information relating to us, our industry and to other businesses.

      These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this prospectus, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

              Rights and Protections under Securities Act Rule 419.
     ----------------------------------------------------------------------

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the full amount of the proceeds of the offering will be released to us and the securities you purchased in the offering will be released to you only after we have met five basic conditions.

         First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

         Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including the gross offering proceeds raised, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us, including, payments to officers, directors, controlling shareholders or affiliates, the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

         Third, we must mail to each investor, within five business days of the effectiveness of the post-effective amendment, a copy of the prospectus contained therein.

         Fourth, in accordance with Rule 419(e)(2)(ii), the post-effective amendment must contain the terms of a reconfirmation offer with respect to which you will have no less than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm your investment and remain an investor, or, alternately, to require the return of your funds, plus interest, from escrow. If you do not make a decision within 45 business days, your escrowed funds will be automatically returned to you, plus interest.

         Fifth, we must submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and the acquisition is closed, after which the escrow agent can release the funds in the escrow to us and the securities you purchased in the offering to you.

         In accordance with the requirements of Rule 419(e)(2)(iv), if we do not complete an acquisition meeting specified criteria within 18 months from the date of this prospectus, all of the funds in the escrow account must be returned to investors, plus interest. Thus, if the offering period is extended to its 90-day limit, we will have only approximately 15 months in which to consummate a merger, an acquisition or another type of business combination. We may also choose to return all remaining funds to investors, plus interest, at any time after twelve (12) months after the date of this prospectus, if we fail to consummate an acquisition.

         Finally, in accordance with the requirements of Rule 419(d), if during the period in which we are offering our securities for sale a significant acquisition becomes probable, we will promptly file a post-effective amendment to this registration statement disclosing the information applicable to such acquisition. This information includes, among other things, information from appropriate industry guides, our financial statements, the financial statements of the company to be acquired and pro forma financial information required by applicable rules and regulations.

Rights and Protections under the Terms and Provisions of the Escrow Agreement.

         In accordance with the above requirements, we are in the process of entering into an escrow agreement with City National Bank, 400 North Roxbury Drive, 2nd Floor, Beverly Hills, CA 90210, as escrow agent and insured depositary institution, and Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, as administrator, which provides that the proceeds of the offering are to be deposited into the escrow account maintained by the escrow agent promptly upon their receipt. Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, and we intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

         All securities sold in the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon their issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account must remain in the name in which they are issued, and will be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. You may not transfer or dispose of any interest created in your securities in the escrow account other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act of 1974.

         Funds representing the subscription price of the 50,000 shares offered hereby and purchased by subscribers will be held in a separate non-interest bearing escrow account until the completion of the "best efforts, all or none" offering. If a closing with respect to the offering is not successfully completed within 90 days after the date of this prospectus, the funds in the non-interest bearing escrow account will be returned to the subscribers, without interest. If the offering is successfully completed, the escrow account will commence bearing interest on the funds, at a rate to be determined by the bank holding such escrow account, and Ocean Life Sciences I shall deposit stock certificates representing the 50,000 shares sold in the offering into the escrow account. Upon the deposit of the stock certificates, the escrow agent will release to Ocean Life Sciences I 10% of the funds held in the account. After the escrow agent receives a signed representation from Ocean Life Sciences I that it has consummated a business merger or acquisition in accordance with the requirements of Rule 419 and the states being offered, the funds in the escrow account will be released to Ocean Life Sciences I.

                             Rights to information.

         We have filed a registration statement relating to the shares with the Commission under the Securities Act. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. Copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any referenced information if you contact us at
(323) 769-2843.

         We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our Board of Directors. Our year-end is December 31.

                          Right to prospectus delivery.

         Until 90 days after the date when the escrowed funds and certificates representing the common stock are released from escrow, all dealers effecting transactions in the shares may be required to deliver a prospectus.

                                    DILUTION

         Our net tangible book value as of March 31, 2005 was $28,986. Our net tangible book value per share was $0.00. Net tangible book value represents our net tangible assets which are our total assets less our total liabilities and intangible assets. The public offering price per share of common stock is $1.00, and net proceeds, after deducting the $.10 which is permitted to be used to pay expenses, are $.90 per share. The pro forma net tangible book value after the offering will be $0.00. The pro forma net tangible book value per share after the offering will be $0.00 per share. The shares purchased by investors in the offering will be diluted $0.00 or 0%. As of March 31, 2005, there were 25,000,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.

         The following table illustrates the dilution which will be experienced by investors in the offering:

Public offering price per share.........................................$1.00
Net tangible book value per share before offering........................0.00
Pro-forma net tangible book value per share after offering...............0.00
Pro-forma increase per share attributable to offered shares..............0.00
Pro-forma dilution to public investors...................................0.00

         The following table sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by our present stockholders.

                       Shares Purchased   Percentage Total    Total Consideration     Approximate
                                          Shares Outstanding                          Percentage Total
                                                                                      Consideration
New Investors          50,000               .20%              $50,000                 52.63%
Existing Shareholders  25,000,000         98.80%              $45,000                 47.37%

                                 USE OF PROCEEDS

         Gross proceeds of the offering will be a maximum of $50,000. All offering proceeds shall be placed in escrow until all of the shares are sold. Pursuant to Rule 419, after all of the shares are sold, we may and intend to have 10% of the escrowed funds, released to us. All funds held in escrow at the time a business combination is consummated will be released. The combined entity will have full discretion as to the use of the funds. The funds released to us will be used to pay legal fees and expenses of the offering. Such legal fees and expenses of the offering amounted to $50,000 at March 31, 2005 and are included as deferred offering costs and accrued expenses in the accompanying balance sheet. The excess amount, if any, by which the fees and expenses exceed the cash available to us will be advanced by our management or deferred until closing of the business combination. No portion of the funds are being used to pay debt. The debt to management incurred in connection with these offering fees and expenses will be repaid only on consummation of a merger or acquisition. Management will bear responsibility for existing liabilities of Ocean Life Sciences I. Upon consummation of a merger transaction, up to an additional $20,000 of the proceeds of the offering may be used to reimburse management for any amounts paid for fees or expenses. If the total fees and expenses incurred by Ocean Life Sciences I exceed $25,000, none of the remaining funds received as proceeds from our offering will be used to reimburse management. We will seek to have the other party to a consummated merger transaction complete the reimbursement of management from other funds. No amounts will be paid with respect to salaries, as our officers do not receive any salary-based compensation. Currently, we have no other employees.

         The purpose of the offering is to raise funds to enable us to merge with or acquire an operating company. Upon the consummation of a business combination and the reconfirmation thereof, which reconfirmation offering must precede such consummation, pursuant to Rule 419, all funds received from the sale of shares offered hereby, plus any dividends received, if any, but less any portion of the offering proceeds disbursed to us pursuant to Rule 419(b)(2)(vi) and any amount returned to investors who did not reconfirm their investment pursuant to Rule 419, will be released to us.

Escrowed funds pending business   Amount     Percentage of net proceeds of the
combination (1)                              offering
                                  $45,000    90%

(1) We expect to request release of 10% of the escrowed funds pursuant to Rule 419.

         While we presently anticipate that we will be able to locate and consummate a suitable business combination, if we determine that a business combination requires additional funds, we may seek additional financing through loans, issuance of additional securities or through other financing arrangements. We have not negotiated any such financial arrangement, and we can give no assurances that such additional financing will be available or, if available, that such additional financing will be on acceptable terms. Anticipated legal fees relating to this offering and the anticipated business combination are subject to numerous factors, including the length of time required to complete all related regulatory matters and the nature of the business combination.

         Our management may consider potential target businesses among its business associates. We intend to retain entities with the appropriate expertise to act as "finders" to identify and analyze the merits of potential target businesses. Such finders may also communicate with other securities professionals, including attorneys and accountants, who represent potential target companies that may be considering going public. While we have not yet identified any such entities to act as finders, or had any discussions relating to identification or analysis of any finder, it is not anticipated there will be any affiliations between us or our officers and directors and any finders.

         Upon the consummation of a business combination, we anticipate that our management will change. Our present management anticipates that the escrowed funds will be used by the post-merger management at its sole discretion. Apart from retaining the "finders" described above, we are not presently considering hiring any individual as a consultant. However, we cannot rule out the need for outside consultants in the future. We have not made any decision regarding payment of these consultants, if any are hired. If we make any arrangement or agreement with a finder after effectiveness of this registration statement, we will file a post-effective amendment to this registration statement which will:

      o     Identify the finder;

      o Providing required information on the plan of distribution and use of proceeds;

      o     Revise disclosures in the registration statement; and

      o Include the agreement with the finder as an exhibit to the registration statement.

         Our present management will not make any loans from the 10% of the escrowed funds, nor will our present management borrow funds using either our working capital or the escrowed funds as security. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative, may be changed. Once the escrowed funds are released, our management at that time can loan the proceeds or borrow funds and use the proceeds as security for a loan, on terms it deems appropriate.

         Offering proceeds will be placed in escrow at City National Bank, 400 North Roxbury Drive, 2nd Floor, Beverly Hills, CA 90210, an insured depository institution, pending consummation of a business combination and reconfirmation by investors, in a certificate of deposit, interest bearing savings account or in short-term government securities as required by Rule 419.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of March 31, 2005, and pro forma as adjusted to give effect to the net proceeds from the sale of 50,000 shares in the offering.

                                              As of March 31, 2005

                                           Actual             As Adjusted
Long-term debt                              0.00                 0.00

Stockholders' equity:                      2,500                 2,550
Common stock, $.0001 par value;
authorized 100,000,000 shares, issued
and outstanding 25,000,000 shares

Preferred stock, $.0001 par value;          0.00                 0.00
authorized 10,000,000 shares, no shares
issued and outstanding

Additional paid-in capital                 42,500               92,450

Deficit accumulated during the             16,014               16,014
development stage

Total stockholders' equity                 28,986               78,986

Total capitalization                        N/A                 50,000


                           FORWARD LOOKING STATEMENTS

         This registration statement contains forward-looking statements. Forward-looking statements are statements not based on historical information and that relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. We disclaim any obligation to update forward-looking statements. Prospective investors should also understand that under Section 27A(b)(2)(D) of the Securities Act, and
Section 21E(b)(2)(D) of the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with our offering.

                                PROPOSED BUSINESS

History and Organization

      We were organized under the laws of the State of Delaware on January 8, 2004. Since our inception, we have been engaged in organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have made no efforts to identify a possible business combination and, as a result, have not conducted negotiations or entered into a letter of intent concerning any target business.

      We are, based on proposed business activities, a "blank check" company. The Commission defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Plan of Operation

      We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent, that desires to employ our funds in its business. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

      We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury. Investors purchasing shares in the offering and other stockholders will not have the opportunity to participate in any of these decisions. As we intend to enter into a merger or other business combination with an as-yet unidentified company or companies, the reference to us as a "blank check" company also means that investors will entrust their investment monies to our management without knowing the ultimate use to which their money may be put. The proceeds of the offering are not designated for any specific purposes and may be utilized in any manner following a business combination. Investors will have an opportunity to evaluate the specific merits or risks only of the business combination our management decides to enter into. Cost overruns will be funded through our founding stockholders' initial contribution of capital.

      During the next twelve months we anticipate incurring costs related to:

      (i)   filing of Exchange Act reports,

      (ii) filing of a post-effective registration statement amendment and related to the reconfirmation offer, upon identification of a suitable merger candidate and

      (iii) costs relating to consummating a stockholder approved acquisition.

      We believe will be able to meet these costs through the 10% of the funds raised in this offering which would be released to us prior to the reconfirmation offering, as well as through deferral of fees by certain service providers (if any allow us to defer fees) and additional amounts, as necessary, to be loaned to us by our management. These loans are in connection with our management's oral commitment to make payments for our expenses, prior to the consummation of a business combination, to the extent such expenses are not deferred and would either exceed our available funds or would render us effectively insolvent upon our payment. Upon consummation of a business combination, we will reimburse our management for any such payments out of the proceeds of that transaction.

      We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Even though we will have limited cash holdings prior to a business combination, a company that has recently commenced operations or a development stage company in need of additional funds may seek to merge with us in order to raise money through a "PIPE" transaction (a private placement of our securities followed by the filing of a resale registration statement with the
SEC). In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

      Under Rule 419, we cannot acquire a target business unless its fair value represents 80% of the offering proceeds.

      To determine the fair market value of a target business, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, of any candidate, focusing attention on its assets, liabilities, sales and net worth. In addition, our management will participate in a personal inspection of any potential target business. If we determine that the financial statements of a proposed target business do not clearly indicate that its fair value represents 80% of the offering proceeds, we may obtain an opinion from an investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria.

      None of our officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

      Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

      We anticipate that the selection of a business combination will be complex and extremely risky. Some of the perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, and providing liquidity, subject to restrictions of applicable statutes, for all stockholders. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations

      Our officers and directors will analyze or supervise the analysis of prospective business combinations. Our management intends to concentrate on preliminary prospective business combinations which may be brought to its attention through present associations and the use of finders.

      In analyzing prospective business combinations, our management will also consider such matters as the following:

      o     Available technical, financial and managerial resources,

      o     Working capital and other financial requirements,

      o     History of operations, if any,

      o     Prospects for the future,

      o     Nature of present and expected competition,

      o The quality and experience of management services which may be available and the depth of that management,

      o     The potential for further research, development or exploration,

      o Specific risk factors not now foreseeable but which then may be anticipated to impact on our proposed activities,

      o     The potential for growth or expansion,

      o     The potential for profit,

      o The perceived public recognition or acceptance or products or services, and

      o     Name identification and other relevant factors.

      As a part of our investigation, our officers and directors will meet personally with management and key personnel, visit and inspect material facilities, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. It is anticipated that any finders retained will assist in these efforts; however, the ultimate investigation, analysis, decision and negotiation with respect to a potential target will reside with our management and board of directors. While our management only intends to dedicate a limited amount of time to us, they will dedicate as much time as is necessary to discharge their fiduciary duties.

      Since we will be subject to Section 13 or 15 (d) of the Exchange Act, we will be required to furnish information about significant acquisitions, including audited financial statements for the target company, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d) of that act, we intend to voluntarily register with the Securities and Exchange Commission in order to file such reports.

      We anticipate that any business combination will present certain risks. We may not be able adequately to identify many of these risks prior to selection. Our investors must, therefore, depend on the ability of our management to identify and evaluate these risks. We anticipate that the principals of some of the combinations which will be available to us will have been unable to develop a going concern or that such business will be in its development stage in that it has not generated significant revenues from it principal business activity. The risk exists that even after the consummation of such a business combination and the related expenditure of our funds, the combined enterprise will still be unable to become a going concern or advance beyond the development stage. Many of the potential business combinations may involve new and untested products, processes or market strategies. We may assume such risks although they may adversely impact on our stockholders because we consider the potential rewards to outweigh them.

      Any finder utilized by Ocean Life Sciences I will be a registered broker-dealer, or exempt from such registration in connection with its activities related to us, in accordance with the requirements of the Commission. There is currently no signed agreement between any finder and the Company. Given the limited cash resources of Ocean Life Sciences I, we anticipate that any fees to be paid to finders will be paid in equity of Ocean Life Sciences I or through the cash resources of the target company. These fees will likely be negotiated among Ocean Life Sciences I, the business combination target and the finder as part of any business combination agreement. We do not intend to enter into any arrangement with a finder obligating us to make any payments in the absence of a consummated business acquisition. As a result, it is not possible for us to currently estimate our costs in respect of any finder's fees. The Company will file a post-effective amendment identifying any finder or broker-dealer utilized in connection with a business combination, describing the material terms of any agreement with such finder or broker-dealer, addressing the compensation to be paid to such finder or broker-dealer, and including such agreement as an exhibit to the amendment.

Business Combinations

      In implementing a structure for a particular business combination, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may alternatively purchase stock or assets of an existing business.

      Any merger, acquisition or other business combination can be expected to have a significant dilutive effect on the percentage of shares held by our existing stockholders, including investors in the offering. The target business we consider will, in all probability, have significantly more assets than we do. Therefore, in all likelihood, our management will offer a controlling interest in our company to the owners of the target business. While the actual terms of a transaction to which we may be a party cannot be predicted, we expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Internal Revenue Code, the owners of the acquired business may need to own 80% or more of the voting stock of the surviving entity. As a result, our stockholders, including investors in the offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in percentage of the entity after the combination and may also result in a reduction in the net tangible book value per share of our investors. In addition, a majority or all of our then-existing officers and directors will probably, as part of the terms of the acquisition transaction, resign as directors and officers.

      Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. Our officers and directors have agreed to this restriction, which is based on an oral understanding, and they are unaware of any circumstances under which such policy, through their own initiative, may be changed.

      The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on our trading market.

      The structure of the business combination will depend on, among other factors:

      o     The nature of the target business,

      o Our needs and desires of the persons controlling the target business,

      o     The management of the target business and

      o Our relative negotiating strength compared to the strength of the persons controlling the target business.

         If at any time prior to the completion of the 90-day or shorter period of the offering, we enter negotiations with a possible acquisition candidate and such a transaction becomes probable, we will suspend the offering and file an amendment to the registration statement which will include financial statements, including balance sheets, statements of cash flow and stockholders' equity, of the proposed target.

         We will not purchase the assets of any company of which a majority of the outstanding capital stock is beneficially owned by one or more or our officers, directors, promoters or affiliates or associates. Furthermore, we intend to adopt a procedure whereby a special meeting of our stockholders will be called to vote upon a business combination with an affiliated entity, and stockholders who also hold securities of such affiliated entity will be required to vote their shares of stock in the same proportion as our publicly held shares are voted. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business venture which seeks to be acquired by us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment to the registration statement required by Rule 419. This will allow our public investors the opportunity to evaluate the business combination before voting to reconfirm their investment.

Competition

         We will remain an insignificant player among the firms which engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than we will. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

Determination of Offering Price

The offering price of $1.00 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value or other customary investment criteria, including, among other things, our prior operating history.


Investment Company Regulation

         The Investment Company Act defines an "investment company" as an issuer which is, or holds itself out as, being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We would incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.

Employees

      We presently have no employees apart from our management. Our management are each engaged in outside business activities and they anticipate they each will devote to our business several hours per week until the acquisition of a successful business opportunity has been consummated. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Facilities

      We are presently using the office and some of the employees of Diana Derycz-Kessler, the sister of Peter Derycz, our President, as our office, an arrangement which we expect to continue until the completion of the offering. The Company compensates Ms. Derycz-Kessler's company $200 a month, commencing April 1, 2005, on a month to month basis. Prior to April 1, 2005, rent was at no cost. The Company reimburses Ms. Derycz-Kessler's company for documented out-of-pocket expenses incurred on its behalf. For the year ended December 31, 2004, reimbursable out-of-pocket expenses totaled $179. For the three months ended March 31, 2005 (unaudited), there were out-of-pocket expenses to be reimbursed totaling $1,088. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of a business combination. The business carried on by Diana Derycz-Kessler at this address is a hedge fund.

Recent Accounting Pronouncements

      In June 2001, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations". SFAS No. 141 is effective for business combinations initiated after June 30, 2001 and purchase business combinations for which the date of acquisition is July 1, 2001 or later. SFAS No. 141 would apply to any merger the Company enters into. Also in June 2001, the FASB issued SFAS No. 142 "Goodwill and Other Intangible Assets". SFAS No. 142 is required to be applied for fiscal years beginning after December 15, 2001. The Company adopted SFAS No. 142 as of January 1, 2002. SFAS No. 142 eliminates the amortization of goodwill and certain other intangible assets. It also requires a test for impairment at least annually.


                                   MANAGEMENT

      Our officers and directors, and additional information concerning them, are as follows:

                 NAME       AGE                   POSITION
Peter Derycz                 42             President and Director
Scott Mac Caughern           48             Secretary and Director

Peter Derycz. President and Director. In 1987, Mr. Derycz founded Infotrieve, Inc., a scientific information services company. He served in numerous capacities at Infotrieve, including President from 1987 through 1990, CEO from

1991 through 2000 and Co-Chairman from 2001 through 2003. Since that time, he has been an independent business consultant. From January, 2004 through the present, he has been CEO of the Puerto Luperon Company (dba Atlantica), a Bahamas corporation which develops resort properties in the Caribbean. His experiences and responsibilities have included venture capital and private equity fund-raising, investor relations, strategic planning, operations management, developing and managing complex technology projects, building and deploying production systems and creating international satellite offices, as well as general business management. Mr. Derycz holds nine patents in the US, Europe and Australia. He received a B.A. in Psychology from the University of California at Los Angeles, and is fluent in English, Spanish and French.

Scott Mac Caughern. Secretary and Director. Since March, 2003, Scott Mac Caughern has served as President, Chairman and Chief Executive Officer of Amnis Systems Inc. (now Corridor Communications, Inc.), a maker of hardware and software products for the creation, management and transmission of high-quality digital video over computer networks. From 1998 through March 2003, Mr. Mac Caughern was President of Mac Caughern Trade Development, which focuses primarily on management and financial consulting services, specializing in strategic marketing, establishing distribution channels for products, mergers and acquisitions and public relations within financial community. Mr. Mac Caughern ran his own OSJ Securities firm for Roundhill Securities, in Park City, Utah and has been an independent consultant to private companies, assisting them in finding public shell companies with which to merge. Mr. Mac Caughern attended Central Connecticut State College. Additionally, since October 2001, Mr. Mac Caughern has been a reserve for the Orange County Sheriff's Department in Orange County, California, volunteering on an as needed basis for various civic tasks in Orange County ranging from disaster relief to the county fair. Mr. Mac Caughern is also an emerging growth investor in both private and public companies.

      The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

      Neither of our officers and directors have any affiliations with any entity affiliated with Diana Derycz-Kessler, the sister of Peter Derycz, or Paul Kessler, the husband of Diana Derycz-Kessler.

Conflicts of Interest

      Members of our management are, and may in the future become, associated with other firms involved in a range of business activities. Consequently, there are inherent potential conflicts of interest in their acting as officers and directors of Ocean Life Sciences I. Because our officers and directors are engaged in other business activities, they anticipate devoting only a limited amount of time to our affairs.

      Our current management team, and other officers and directors, may in the future become, a stockholder, officer or director of other companies that may be formed for the purpose of engaging in business activities similar to those to be conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on behalf of Ocean Life Sciences I and other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. Ocean Life Sciences I does not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to Ocean Life Science I's proposed business operations.

      Our officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we and the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from voting upon the opportunity. In the event of identical officers and directors, the company that first filed a registration statement with the Commission will be entitled to proceed with the proposed transaction. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.


Remuneration

      None of our officers or directors have received any cash remuneration since our inception. Officers will not receive any remuneration upon completion of the offering until the consummation of an acquisition. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. The officers and directors do not intend to devote more than 20 hours a week to our affairs.

      It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. Each member of management has agreed to disclose to the Board of Directors discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if either of our directors is offered employment in any form from any prospective business combination candidate, the proposed transaction will not be approved by the Board of Directors as a result of the inability of the Board to affirmatively approve the transaction. The transaction would then be presented to our stockholders for approval. Following the offering, Peter Derycz and Scott Mac Caughern will control a majority of our common stock. Accordingly, even if a transaction were submitted to our stockholders for approval, a majority of our shares are controlled by our management. Accordingly, there is a risk that other stockholders will be unable meaningfully to influence the course of action followed by us. There is also a risk that the holders of the control block of shares will pursue an agenda which is beneficial to themselves at the expense of minority stockholders. However, as mentioned elsewhere herein, pursuant to Rule 419 investors in this offering will have the opportunity to elect not to participate in any future business combination and receive a return of their investment, less 10%, which is permitted to be released to the company immediately following the closing of this offering to cover a portion of our initial fees and expenses.

         No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Ocean Life Sciences I for the benefit of its employees.

         In accordance with the requirements of Item 402(b) of Regulation S-B of the Securities Act of 1933, as amended, set forth below is a summary compensation table. There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                          Long Term Compensation
-----------------------------------------------------------------------------------------------------------------------------------
                                      Annual Compensation                         Awards                           Payouts
-----------------------------------------------------------------------------------------------------------------------------------
Name and Principal   Year    Salary    Bonus ($)  Other Annual       Restricted     Securities          LTIP        All Other
Position                     ($)                  Compensation ($)   Stock          Underlying          Payouts     Compensation
                                                                     Award(s) ($)   Options/SARS (#)    ($)
-----------------------------------------------------------------------------------------------------------------------------------
Peter Derycz,        2004    $0        $0         $0                 $0             0                   $0          $0
President and
Director
-----------------------------------------------------------------------------------------------------------------------------------
Scott Mac            2004    $0        $0         $0                 $0             0                   $0          $0
Caughern,
Secretary and
Director
-----------------------------------------------------------------------------------------------------------------------------------


Management Involvement

         We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of the offering, our management intends to contact finders to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into. Our management will be responsible for distributing to stockholders written communications pertaining to Ocean Life Sciences I and for responding to potential investor inquiries.

Management Control

         Our management may not divest themselves of ownership of our shares of common stock prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy, through their own initiative, may be changed.

Prior Blank Check Company Involvement

Scott Mac Caughern was previously involved in a blank check company in 1999, as the Secretary, Treasurer and a director of Neckties2U Inc. The SB-2 was filed April 7, 2000 but was later withdrawn.

Peter Derycz has no prior blank check company involvement.


                         STATEMENT AS TO INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement of which this prospectus forms a part. This information can also be examined as described in "Further Information."

         We have been informed that in the opinion of the Commission indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws, is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.


                           MARKET FOR OUR COMMON STOCK

         Prior to the date of the prospectus, no trading market for our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock remain in escrow. Stock certificates must remain in escrow until the consummation of a business combination and its confirmation by our investors pursuant to Rule 419. There are currently two holders of our outstanding common stock which was purchased in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. All current shareholders are sophisticated investors. Current shareholders will own at least ninety-eight percent (98%) of the outstanding shares upon completion of the offering and will own a greater percentage of the outstanding shares if they purchase shares in the offering. We can offer no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the stock certificates from escrow. To date, neither we, nor anyone acting on our behalf, has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, we have not entered into any discussions, or understandings, preliminary or otherwise, through our management or through anyone acting on our behalf and any market maker concerning the participation of a market maker in the future trading market, if any, for our common stock.

         Our common stock is not quoted at the present time. The Commission has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less that $5.00 per share or with any exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transaction in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule in a form specified by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         Management intends to strongly consider a prospective business combination that will allow our securities to be traded without the aforesaid the "penny stock" limitations. We hope to do this by compliance with the requirements for exemption from classification as a penny stock under Rule 3a51-1 of the Exchange Act. There are various exemptions available to a company under this rule, including, subject to certain qualifications and limitations, possessing assets in excess of $5,000,000, average revenue of $6,000,000 or listing of stock on a national securities exchange or the NASDAQ. Requirements to list a stock upon a national securities exchange or the NASDAQ vary depending upon the exchange and the type of listing. A summary of NASDAQ listing requirements can be found at www.nasdaq.com/about/ listing_information.stm. These requirements can involve, depending upon the type of listing, anywhere from a minimum of $5,000,000 to $30,000,000 in equity and a minimum of from 300 to 400 shareholders. A summary of listing requirements for the New York Stock Exchange can be found at www.nyse.com/listed/listed.html. These requirements are generally more stringent than those of NASDAQ.

         We cannot predict whether, upon a successful business combination, our securities will be exempt from the Commission penny stock regulations for listing on Nasdaq or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. If our securities fail to qualify for the exemption or fail to qualify or meet to qualify the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

         Present management does not anticipate that it will undertake or will employ consultants or advisers to undertake any negotiations or discussions with market makers prior to the execution of an agreement for a business combination. Our management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire who may employ consultants or advisors to obtain market makers.

                         SHARES ELIGIBLE FOR FUTURE SALE

         There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

         The 25,000,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act, all of which are held by our officers and directors. These shares may not be sold by these persons, or their transferees pursuant to Rule 144 of the Securities Act either before or after a business combination, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission is that any such resale transaction by those persons under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the exemption from the registration requirements of the Securities Act. Therefore, these persons, and their affiliates, or transferees, can only resell the shares they hold as of the date hereof through such registration.

         We have not issued any options or warrants to purchase, or securities convertible into, our common equity.

                              CERTAIN TRANSACTIONS

         Our management has made an oral commitment to make payments for our expenses, prior to the consummation of a business combination, to the extent such expenses are not deferred and would either exceed our available funds or would render us effectively insolvent upon our payment. Upon consummation of a business combination, we will reimburse our management for any such payments out of the proceeds of that transaction.

         Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                             PRINCIPAL STOCKHOLDERS

         The table that follows sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2005, and as adjusted to reflect the sale of the shares in the offering, by

      o each person who is known by us to own beneficially more than 5% of our outstanding Common Stock;

      o     each of our officers and directors; and

      o     all of our directors and officers as a group.

                                  Shares Beneficially Owned Prior to        Shares Beneficially Owned After Offering
                                  Offering
Name of Beneficial Owner          Number               Percent              Number                Percent
Peter Derycz                      16,666,667           66.667%              16,666,667            66.533%
207 10th Street
Santa Monica, CA 90402

Scott Mac Caughern                8,333,333            33.333%              8,333,333             33.267%
28715 Los Alisos
Suite 316
Mission Viejo, CA 92692

All officers and directors as a   25,000,000           100%                 25,000,000            99.8%
group (2 individuals)


                            DESCRIPTION OF SECURITIES

Common Stock

      We are authorized to issue 100,000,000 shares of common stock, $.0001 par value per share, of which 25,000,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock

      o have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors;

      o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

      o do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

      o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

      All shares of our common stock will be fully paid for and non-assessable when issued, with no personal liability attaching to their ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholders will beneficially own at least 98% of the outstanding shares of common stock and a greater percentage of our shares if they purchase shares in the offering. Accordingly, after completion of the offering, our present stockholders will be in a position to control all of our affairs.

Preferred Stock

      We may issue up to 10,000,000 shares of our preferred stock, par value $.0001 per share, from time to time in one or more series. As of the date of the prospectus, no shares of preferred stock have been issued. Our board of directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Future Financing

      In the event the proceeds of the offering are not sufficient to enable us to successfully fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of the offering will be sufficient for such purpose and therefore do not expect to issue any additional securities before the consummation of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and at present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan or debt incurred. Further, the escrowed funds will not be used to pay back any loan or debts incurred by us. If we require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

Reports to Stockholders

      We intend to furnish our stockholders with an annual report containing audited financial statements within 90 days after the end of each fiscal year. Our fiscal year ends on December 31.


Dividends

      We have only been recently organized, have no earnings and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the evaluation, and potential consummation, of an appropriate business combination, we do not anticipate having earnings or paying dividends at least until a business combination is located and the transaction and the offering is reconfirmed by our stockholders. We can give no assurance that after we consummate a business combination, we will have earnings or issue dividends.

Transfer Agent

      We have appointed Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, as transfer agent for our shares of common stock.


                              PLAN OF DISTRIBUTION

Conduct of the Offering

      We hereby offer the right to subscribe for 50,000 shares at $1.00 per share on an "best efforts, all or none basis." We will not compensate any person in connection with the offer and sale of the shares.

      Our Secretary, Scott Mac Caughern shall distribute prospectuses related to the offering. We estimate that they will distribute approximately 75 prospectuses, limited to acquaintances, friends and business associates. To date, Mr. Mac Caughern has not had any discussions with any acquaintances, friends, business associates or any other person or entity concerning our company or the details of this offering.

      Our Secretary, Scott Mac Caughern, shall conduct the offering of the shares and shall only contact potential investors with whom he has a pre-existing relationship. Although he is an "associated person" of us as that term is defined in Rule 3a4-1 under the Exchange Act, he will not be deemed to be a broker because:

      1. he will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities;

      2. he will not be compensated in connection with his participation in the sale of our securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

      3. he will not be an associated person of a broker or dealer at the time of his participation in the sale of our securities; and

      4.    he shall restrict his participation to the following activities:

            (a) preparing any written communication or delivering it through the mails or other means that does not involve the oral solicitation of a potential purchaser;

            (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser, provided however, that the content of each response is limited to information contained in a registration statement filed under the Securities Act or other offering document; and

            (c) performing ministerial and clerical work involved in effecting any transaction.

      As of the date of the prospectus, we have not retained a broker in connection with the sale of the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

      We will not approach nor permit anyone acting on our behalf to approach a market maker or take any steps to request or encourage a market in our securities prior to the completion of a business combination and reconfirmation by our stockholders of their offering and their approval of the business combination transaction. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions. We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer which makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors' decisions.

Method of Subscribing

      Persons may subscribe for shares by filling in and signing the subscription agreement and delivering it to us prior to the expiration date of the offering. Subscribers must pay $1.00 per share in cash or by check, bank draft or postal express money order payable in United States dollars to City National Bank, 400 North Roxbury Drive, 2nd Floor, Beverly Hills, CA 90210, Ocean Life Sciences I, Inc. Escrow Account administered by Corporate Stock Transfer". The offering is being made on a "best efforts, all or none basis" basis.

      Our officers, directors, current stockholders and any of their affiliates or associates will not purchase any of the shares offered hereby.

Expiration Date

      The offering will end upon the earlier of the receipt of subscriptions for 50,000 shares or 90 days from the date of this prospectus.

Escrow

      The proceeds from the offering will be held in escrow pursuant to an escrow agreement in accordance with Rule 419. Initially funds received from investors will be held in a non-interest bearing account with an insured depositary institution. If in the 90-day offering period we are not successful in selling any of the 50,000 shares in the offering, the funds raised will be promptly returned to the investors, without interest. If we are successful, the escrow account will begin to bear interest and 10% of the funds will be released to cover a portion of our initial fees and expenses. The remaining funds will be left in escrow until we consummate a business combination in accordance with Rule 419 or 18 months from the date of this prospectus have passed. If the time period elapses, the remaining funds in escrow, plus interest, will be returned to the investors. If a business combination is consummated, the remaining funds in the escrow account, other than funds returned to investors that elect not to continue their investment in the combined entity pursuant to the reconfirmation offer, will be disbursed to Ocean Life Sciences I for its operations. We may also choose to return all remaining funds to investors, plus interest, at any time after twelve (12) months after the date of this prospectus, if we fail to consummate an acquisition.


                       WHERE YOU CAN FIND MORE INFORMATION

      We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed with the Commission a registration statement on Form SB-2 to register the shares of common stock. The prospectus is part of the registration statement, and, as permitted by the Commission's rules, does not contain all of the information in the registration statement. For further information about us, and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Exchange Act. In the event that our obligation to file such reports is suspended under Section 15(d) of the Exchange Act we will voluntarily register in order to continue to file such periodic reports. Our filings may be inspected and copied without charge at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of our filings can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the public reference room. We have filed this registration statement and will file all future registration statements and other documents and reports electronically through EDGAR, the Electronic Data Gathering, Analysis and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov.

      You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering. The information provided in any discussions with a person contacting us with questions will be limited to the information contained in this prospectus.


                                LEGAL PROCEEDINGS

      We are not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                     EXPERTS

      Our financial statements as of the period ended March 31, 2005, included in this prospectus and in the registration statement, have been so included in reliance upon the report of Singer, Lewak, Greenbaum and Goldstein, independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

      Feldman Weinstein LLP, New York, New York, will pass upon the validity of the shares of common stock offered by the prospectus for us.

                                                    OCEAN LIFE SCIENCES I, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                                       CONTENTS
                               December 31, 2004 and March 31, 2005 (unaudited)
-------------------------------------------------------------------------------


                                                                 Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM           F-2

FINANCIAL STATEMENTS

     Balance Sheets                                               F-3

     Statements of Operations                                     F-4

     Statements of Shareholders' Equity                           F-5

     Statements of Cash Flows                                     F-6

     Notes to Financial Statements                             F-7 - F-8

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Ocean Life Sciences I, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of Ocean Life Sciences I, Inc. (a development stage company), as of December 31, 2004, and the related statements of operations, shareholders' equity, and cash flows for the period from January 8, 2004 (Inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ocean Life Sciences I, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the period from January 8, 2004 (Inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 21, 2005

                                                    OCEAN LIFE SCIENCES I, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)
                                                                 BALANCE SHEETS
                               December 31, 2004 and March 31, 2005 (unaudited)
-------------------------------------------------------------------------------

                                     ASSETS
                                                                 December 31,     March 31,
                                                                     2004            2005
                                                                 ------------    ------------
                                                                                  (unaudited)
Current assets
    Cash                                                         $     25,171    $     17,915
    Prepaid expenses                                                   12,500          12,500
                                                                 ------------    ------------
         Total assets                                            $     37,671    $     30,415
                                                                 ============    ============
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liability
    Accrued expenses                                             $      5,780    $      1,429
                                                                 ------------    ------------
         Total liabilities                                              5,780           1,429
                                                                 ------------    ------------
Shareholders' equity
    Preferred stock, par value $0.0001,
         10,000,000 shares authorized
          0 shares issued and outstanding                                  --              --
    Common stock, par value $0.0001,
         100,000,000 shares authorized
             25,000,000 shares issued and outstanding                   2,500           2,500
    Additional paid-in capital                                         42,500          42,500
    Deficit accumulated during the development stage                  (13,109)        (16,014)
                                                                 ------------    ------------
         Total shareholders' equity                                    31,891          28,986
                                                                 ------------    ------------
                    Total liabilities and shareholders' equity   $     37,671    $     30,415
                                                                 ============    ============

   The accompanying notes are an integral part of these financial statements.

                                                      OCEAN LIFE SCIENCES I, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                         STATEMENTS OF OPERATIONS
                        For the Three Months Ended March 31, 2005 (unaudited) and
For the Period from January 8, 2004 (Inception) to March 31, 2004 (unaudited) and
For the Period from January 8, 2004 (Inception) to March 31, 2005 (unaudited) and
             For the Period from January 8, 2004 (Inception) to December 31, 2004

                                                        For the Period    For the Period    For the Period
                                       For the Three    from January 8,   from January 8,   from January 8,
                                        Months Ended    2004 (Inception) 2004 (Inception)   2004 (Inception)
                                          March 31,       to March 31,     to March 31,      to December 31,
                                            2005              2004             2005              2004
                                       --------------    --------------   --------------    --------------
                                         (unaudited)       (unaudited)     (unaudited)
Operating expenses                     $        2,831    $           --   $       15,940    $       13,109
                                       --------------    --------------   --------------    --------------
Loss from operations before
     provision for income taxes                (2,831)               --          (15,940)          (13,109)

Provision for income taxes                         74                --               74                --
                                       --------------    --------------   --------------    --------------

Net loss                               $       (2,905)   $           --   $      (16,014)   $      (13,109)
                                       --------------    --------------   --------------    --------------

Loss per share:
     Basic                             $           --    $           --   $           --    $           --
                                       --------------    --------------   --------------    --------------

Weighted-average shares outstanding:
     Basic                             $   25,000,000    $           --   $   25,000,000    $   25,000,000
                                       --------------    --------------   --------------    --------------

   The accompanying notes are an integral part of these financial statements.

                                                     OCEAN LIFE SCIENCES I, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                              STATEMENTS OF SHAREHOLDERS' EQUITY
        For the Period from January 8, 2004 (Inception) to December 31, 2004 and
                           For the Three Months Ended March 31, 2005 (unaudited)
--------------------------------------------------------------------------------

                                             Common Stock            Additional
                                      ---------------------------      Paid-In     Accumulated
                                         Shares         Amount         Capital       Deficit           Total
                                      ------------   ------------   ------------   ------------    ------------
Balance, January 8, 2004                        --   $         --   $         --   $         --    $         --
                                      ------------   ------------   ------------   ------------    ------------
Issuance of common stock                25,000,000          2,500         42,500             --          45,000

Net loss                                        --             --             --        (13,109)        (13,109)

Balance, December 31, 2004              25,000,000   $      2,500   $     42,500   $    (13,109)   $     31,891
                                      ------------   ------------   ------------   ------------    ------------

Net loss                                        --             --             --         (2,905)         (2,905)
                                      ------------   ------------   ------------   ------------    ------------

Balance, March 31, 2005 (unaudited)     25,000,000   $      2,500   $     42,500   $    (16,014)   $     28,986
                                      ------------   ------------   ------------   ------------    ------------

   The accompanying notes are an integral part of these financial statements.

                                                      OCEAN LIFE SCIENCES I, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                         STATEMENTS OF CASH FLOWS
         For the Period from January 8, 2004 (Inception) to December 31, 2004 and
For the Period from January 8, 2004 (Inception) to March 31, 2005 (unaudited) and
    For the Period from January 8, 2004 (Inception) to March 31, 2004 (unaudited)


                                                               For the Period   For the Period  For the Period
                                                               from January 8,  from January 8, from January 8,
                                                              2004 (Inception) 2004 (Inception) 2004 (Inception)
                                                               to December 31,  to March 31,    to March 31,
                                                                    2004            2005            2004
                                                                ------------    ------------    ------------
                                                                   (unaudited)                    (unaudited)
Cash flows from operating activities
    Net loss                                                    $    (13,109)   $    (16,014)   $         --
    Adjustments to reconcile net loss to net cash
        used in operating activities
            (Increase) in prepaid expenses                           (12,500)        (12,500)             --
            Increase(decrease) in accrued expenses                     5,780           1,429              --
                                                                ------------    ------------    ------------

                Net cash used in operating activities                (19,829)        (27,085)             --
                                                                ------------    ------------    ------------

Cash flows from financing activities
    Proceeds from issuance of common stock                            45,000          45,000              --
                                                                ------------    ------------    ------------

                Net cash provided by financing activities             45,000          45,000              --
                                                                ------------    ------------    ------------

                    Net increase in cash and cash equivalents         25,171          17,915              --

Cash and cash equivalents, beginning of year                              --              --              --
                                                                ------------    ------------    ------------

Cash and cash equivalents, end of year                          $     25,171    $     17,915    $         --
                                                                ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                                                     OCEAN LIFE SCIENCES I, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                   NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004 and March 31, 2005 (unaudited)
--------------------------------------------------------------------------------


NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

         Ocean Life Sciences I, Inc. (the "Company") was incorporated in Delaware on January 8, 2004, for the purpose of raising capital to fund the acquisition of an unspecified operating business. All activity to date relates to the Company's formation and fundraising. To date, the Company, as a development stage company, has not affected a Business Combination (as defined below).

         The Company's management has broad discretion with respect to the specified application of the assets of the Company, although substantially all of the assets are currently intended to be generally applied toward consummating a business combination with an operating business ("Business Combination").

NOTE 2 - BASIS OF PRESENTATION

         The Company did not have any activities for the period from January 8, 2004 (Inception) to March 31, 2004.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Development Stage Enterprise
         The Company is a development stage company as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting all of its present efforts to its formation and to fundraising, and its planned principal operations have not yet commenced. All losses accumulated since inception has been considered as part of the Company's development stage activities.

         Cash Equivalents
         The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At times, cash balances held at financial institutions are in excess of the Federal Deposit Insurance Corporation's limits.

         Loss per Share
         The Company calculates loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding.

         Use of Estimates
         The preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4 - EQUITY

         During the period ended January 8, 2004 (Inception) to December 31, 2004, the Company issued 25,000,000 shares of common stock in exchange for proceeds of $45,000.

NOTE 5 - RELATED PARTY TRANSACTIONS

         The Company uses the services and some of the employees of a third party entity and has its executive offices at the offices of that entity. The Company compensates the third party entity for services rendered for a fee of $200 a month commencing April 1, 2005, on a month to month basis. Prior to this date, rent was at no cost. The Company reimburses the third party entity for documented out-of-pocket expenses incurred on its behalf. For the year ended December 31, 2004, there were out-of-pocket expenses to be reimbursed totaling $179. For the three months ended March 31, 2005 (unaudited), there were out-of-pocket expenses to be reimbursed totaling $1,088.

                      Dealer Prospectus Delivery Obligation

      Until 90 days after the date funds and securities are released from the escrow account, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification of Directors and Officers

         Ocean Life Sciences I is a Delaware corporation and the provisions of the Delaware General Corporation Law will be applicable to the indemnification Ocean Life Sciences I offers to its officers, directors and agents. In its Certificate of Incorporation, as amended, Ocean Life Sciences I generally agrees to indemnify each person who is a director or officer of Ocean Life Sciences, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with Ocean Life Science I's by-laws, to the fullest extent permissible by the Delaware General Corporation Law or other applicable laws. In its by-laws Ocean Life Sciences I indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

         Under the Certificate of Incorporation, the by-laws, and the Delaware General Corporation Law, no director of Ocean Life Sciences I will be personally liable to Ocean Life Sciences I or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of Ocean Life Sciences I, or serving in such capacity for another entity at the request of Ocean Life Sciences I, except for liability (i) for any breach of the director's duty of loyalty to Ocean Life Sciences I or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Ocean Life Sciences I has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of Ocean Life Science I 's consummation of a business combination, including such consummations wherein Ocean Life Sciences I is merged into or reorganized as a new entity.

         The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Delaware General Corporation Law and also Ocean Life Science I 's Certificate of Incorporation and Bylaws, filed herewith as exhibits.

Item 25.          Expenses of Issuance and Distribution

         The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


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

Escrow Fee                                                   $5,000
Legal Fees                                                   $15,000
Accounting Fees                                              $10,000
Printing and Engraving                                       $500
Blue Sky Qualification Fees and Expenses                     $300
Miscellaneous                                                $5,000
Transfer Agent Fee                                           $2,500
TOTAL                                                        $38,300

All expenses are estimated except for the Securities and Exchange Commission fee.

Item 26.  Recent Sales of Unregistered Securities

         The registrant issued 25,000,000 shares of common stock on January 5, 2004, to Peter Derycz and Scott Mac Caughern for cash consideration of $0.0018 per share for an aggregate investment of $45,000. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act. No securities have been issued for services. To the extent such shareholders provide additional funds prior to a merger or acquisition, such additional funds shall be treated as additional capital contributions to the company.

         Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. Purchasers or the beneficial owners of purchasers which are entities are friends or business associates of the officers and directors of the Registrant. No services were performed by any purchaser as consideration for the shares issued.

         All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom. All purchasers of our securities are accredited investors.

Item 27.  EXHIBITS

3.1   Certificate of Incorporation (Incorporated herein by reference to Exhibit
      3.1 of the Company's Form SB-2, filed with the Securities and Exchange Commission on January 14, 2005)

3.2 By-Laws (Incorporated herein by reference to Exhibit 3.2 of the Company's Form SB-2, filed with the Securities and Exchange Commission on January 14, 2005)

4.1   Specimen Certificate of Common Stock (Incorporated herein by reference to
      Exhibit 4.1 of the Company's Form SB-2, filed with the Securities and Exchange Commission on January 14, 2005)


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

4.2   Escrow Agreement

5.1   Opinion of Counsel

23.1  Accountant's Consent

23.2  Consent of Feldman Weinstein LLP (1)

(1)   Included in Exhibit 5.1


Item 28. UNDERTAKINGS

         The Registrant undertakes:

1. To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

      a. To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933 (the "Securities Act");

      b. To reflect in the prospectus any facts or events arising after the Effective Date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

      c. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, including, but not limited to, the addition of an underwriter'

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by Ocean Life Sciences I to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of


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

      Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, California, on June 6, 2005.

                        OCEAN LIFE SCIENCES I, INC.

                        By: /s/ Peter Derycz
                            ----------------
                            Peter Derycz
                            President, Principal Accounting Officer, Principal Financial Officer and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


                            /s/ Scott Mac Caughern
                            ----------------------
                            Scott Mac Caughern
                            Secretary and Director
                            Dated: June 6, 2005


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